Exhibit 4.2

                        [LETTERHEAD OF LOEHMANN'S, INC.]

                                                                    May 12, 2000

                       Securities and Exchange Commission
                             450 Fifth Avenue, N.W.
                              Washington, D.C. 2054

                           Loehmann's, Inc. Form 10-K
                           --------------------------

Ladies and Gentlemen:

         In accordance with Item 601(b)(4)(iii) of Regulation S-K, Loehmann's, Inc. (the "Registrant") has not filed herewith any instrument with respect to long-term debt not being registered where the total number of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                    Sincerely,

                                    LOEHMANN'S, INC.

                                    /s/ Robert Glass
                                    ----------------
                                    Robert Glass
                                    President, Chief Operating Officer,
                                      Chief Financial Officer, Secretary
                                      and Director